Exhibit 99.1

BG Medicine Reports Third Quarter 2015 Financial Results

Waltham, Mass., November 17, 2015 – BG Medicine, Inc. (OTCQB: BGMD), the developer of the BGM Galectin-3® Test, today reported financial results for the three and nine months ended September 30, 2015.

“Our operating results in the third quarter of 2015 reflect our ongoing efforts to extend our cash runway through the prudent and disciplined management of our resources, “ said Paul R. Sohmer, M.D., President and CEO of BG Medicine (the “Company”). “The commercialization of automated testing for galectin-3 in the U.S. was initiated in the third quarter. As a result, we continue to expect that product fees generated through the initial sales of automated tests for galectin-3 in the U.S. and payable to the Company by Abbott will be reported next quarter.”

Third Quarter 2015 Results

The Company reported net loss for the third quarter of 2015 of $1.0 million, a 57% improvement from the $2.4 million net loss reported in the third quarter of 2014, on total revenues of $334 thousand in the third quarter of 2015 versus total revenues of $695 thousand in the third quarter of 2014. The decrease in revenues resulted from a decline in orders from our largest clinical laboratory customer who emerged from bankruptcy in the fourth quarter of 2015. Operating expenses for the second quarter of 2014 declined by 53% from the prior year quarter. Net loss per share attributable to common shareholders in the third quarter of 2015 was $0.27 as compared to $0.28 in 2014.

“We continue to focus on ensuring that we have adequate resources to provide support to the development, market introduction and market expansion of automated testing for galectin-3 by our automated partners, “ said Dr. Sohmer. “During the nine months of 2015, we raised additional capital and continued to significantly reduce our operating expenses and cash burn.”

Results for Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, the Company reported net loss of $4.4 million, a 35% improvement from the $6.7 million net loss reported for the nine months ended September 30, 2014, on total revenues of $1.3 million versus total revenues of $2.2 million in the first nine months of 2014. Operating expenses for the nine months ended September 30, 2015 declined by 40% from the same time period in 2014. Net loss per share attributable to common shareholders for the first nine months of 2015 was $0.66 as compared to $0.84 in the first nine months of 2014. Operating cash burn declined by $4.5 million, a 63% decrease, to $2.6 million compared to $7.1 million in 2014.

Business Update Conference Call and Web Cast

The Company will host a business update conference call and webcast on Tuesday, November 17, 2015, beginning at 8:30 am Eastern Time. The conference call may be accessed by dialing (877) 845-1016 from the U.S. and Canada, or (708) 290-1155 from international locations. The conference call will also be available via the Internet at www.bg-medicine.com. Listeners are encouraged to login at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.

About BG Medicine

BG Medicine, Inc. (OTCQB:BGMD), the developer of the BGM Galectin-3® Test, is focused on the development and delivery of diagnostic solutions to aid in the clinical management of heart failure and related disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com. The BG Medicine Inc. logo is available for download here

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the statements made by Dr. Sohmer. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our cash position; our ability to raise sufficient capital to continue our operations and grow our business; our ability to continue as a going concern; our history of operating losses; the ability of our automated partners to successfully develop, market, commercialize and achieve widespread market penetration for their automated galectin-3 tests; our estimates of future performance, including the expected timing of the market introduction of automated galectin-3 tests by our automated partners; our ability to conduct the clinical studies required for regulatory clearance or approval and to demonstrate the clinical benefits and cost-effectiveness to support commercial acceptance of our products; the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our products; our ability to obtain regulatory clearance or approval for any of our products; our ability to maintain product fees from our automated partners to generate sufficient profit margins; our ability to provide sufficient evidence of clinical utility for our galectin-3 test and to differentiate it from competing cardiovascular diagnostics tests; our ability to successfully market, commercialize and achieve widespread market penetration for our cardiovascular diagnostic tests; our ability to generate sufficient product revenue to sustain our commercial diagnostics business; our expectations regarding the impact on our galectin-3 test sales as a result of focusing our sales efforts on the hospital readmissions problem and associated penalties facing our clients; the potential benefits of our products over current medical practices or other diagnostics; our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products; willingness of third-party payers to reimburse for the cost of our tests at prices that allow us to generate sufficient profit margins; our reliance on third parties to develop and distribute our products, including our ability to enter into collaboration agreements with respect to our products and the performance of our collaborative partners under such agreements; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the expected timing, progress or success of our research and development and commercialization efforts; our ability to identify and contract with laboratories who can support the needs of our development efforts; our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing; our ability to retain qualified personnel; the limited public float and trading volume for our common stock and volatility in our stock price; the limited liquidity of our common stock, exacerbated by our recent delisting from NASDAQ and transition to the OTC Markets’ OTCQB market tier; and other factors discussed in the

Company’s most recent Annual Report on Form 10-K as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission or otherwise made public. All information in this press release is as of the date of the release, and BG Medicine undertakes no duty to update this information unless required by law.

Contact:

Stephen Hall, EVP & Chief Financial Officer

(781) 890-1199

BG Medicine, Inc. and Subsidiary

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Revenues:
Product revenues	$274	$669	$1,160	$2,158
Product fee revenues	60	26	116	75

Total revenues	334	695	1,276	2,233

Costs and operating expenses:
Product costs	103	234	423	764
Research and development	333	724	1,314	1,855
Selling and marketing	4	647	289	2,069
General and administrative	920	1,323	2,978	3,696

Total costs and operating expenses	1,360	2,928	5,004	8,384

Loss from operations	(1,026)	(2,233)	(3,728)	(6,151)
Interest income	—	—	—	2
Interest expense	(4)	(165)	(159)	(597)
Other income (loss)	7	1	(514)	2

Net loss	$(1,023)	$(2,397)	$(4,401)	$(6,744)
Preferred Stock Dividend	(41)	—	(41)	—
Deemed dividend on beneficial conversion feature	(1,507)	—	(1,507)	—
Accretion of convertible preferred stock to liquidation value	(56)	—	(56)	—

Net loss attributable to common shareholders	$(2,627)	$(2,397)	$(6,005)	$(6,744)

Net loss per share attributable to common shareholders - basic and diluted	$(0.27)	$(0.28)	$(0.66)	$(0.84)

BG Medicine, Inc. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(in thousands, except share and per share data)
Assets
Current assets
Cash	$2,642	$4,123
Accounts receivable, net	152	174
Inventory	223	400
Prepaid expenses and other current assets	139	154

Total current assets	3,156	4,851

Property and equipment, net	14	117
Intangible assets, net	92	135
Deposits and other assets	94	126

Total assets	$3,356	$5,229

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Term loan	—	2,960
Accounts payable	1,332	695
Accrued expenses	562	906
Other current liabilities	48	18

Total current liabilities	1,942	4,579
Other liabilities	94	93

Total liabilities	2,036	4,672

Commitments and contingencies

Convertible preferred stock	2,594	—

Stockholders’ (deficit) equity

Common stock	11	9
Additional paid-in capital	164,118	161,550
Accumulated deficit	(165,403)	(161,002)

Total stockholders’ (deficit) equity	(1,274)	557

Total liabilities and stockholders’ (deficit) equity	$3,356	$5,229

BG Medicine, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30
	2015	2014
	(in thousands)
Net cash flows used in operating activities	(2,550)	(7,097)
Net cash flows provided by investing activities	13	—
Net cash flows provided by financing activities	1,056	5,659

Net increase in cash	(1,481)	(1,438)
Cash, beginning of period	4,123	7,751

Cash, end of period	$2,642	$6,313